SHAREHOLDERS' VOTING

PROXY AGREEMENT

AMONG

HUAKANG ZHOU

AND

JILIN DONGSHENG WEIYE SCIENCE AND TECHNOLOGY CO., LTD.

November 8, 2006
JILIN PROVINCE, CHINA

Shareholders' Voting Proxy Agreement

This Shareholders' Voting Proxy Agreement (the "Agreement") is entered into as of November 8, 2006 among the following parties in Jilin Province:

Party A:	Jilin Dongsheng Weiye Science and Technology Co., Ltd.
Registered Address: 0-800 Jifong Highway, Jiangnan Blvd., Jilin, Jilin Province, PRC
Legal Representative: AIDONG YU

Party B:	Huakang Zhou
AN US citizen social security number: ###-##-####

 In this Agreement, Party A and Party B are called collectively as the "Parties" and each of them is called as the "Party".

WHEREAS:

1. Party A is a wholly foreign-owned enterprise incorporated under the laws of the State of Delaware");

2. As of the date of this Agreement, Party B is the sole officer and majority shareholder of American Sunrise International, Inc (hereinafter referred to as ASI Company), which is a wholly foreign-owned enterprise incorporated in the State of Delaware, the registration number of its legal valid business license is Delaware file number 41664-91 and its legal registered address is 18 Kimberly Court, East Hanover, New Jersey 07936. Party B legally holds 24,315 of the 30,000 authorized common and preferred shares of ASI Company (the “Equity Shares”).

3. Party B desires to appoint the persons designated by Party A to exercise its voting rights at the shareholders' meeting of ASI Company and Party A is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1. Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Equity Shares voting rights at the shareholders’ meeting of ASI Company in accordance with the laws and ASI Company’s Articles of Incorporation, including but not limited to the rights to sell or transfer all or any of his equity interests of ASI Company, and to appoint and elect the directors and Chairman as the authorized legal representative of ASI Company. The voting rights of the Equity Shares shall be appointed in the proportions listed on Schedule A of this Agreement.

2. The persons designated by Party A shall be all of the Members of Party A (the "Proxy Holders"), as listed on Schedule A of this Agreement. Party A agrees that it shall maintain a board of directors with composition and members identical to its own board of directors.

3. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his shareholder's voting rights pursuant to this Agreement.

4. All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of ASI Company, Party B shall appoint the persons designated by Party A with all shareholder's voting rights. All Parties to this Agreement agree, Party B cannot transfers its equity interests (the "Transferor") of ASI Company to any individual or company (other than Party A or the individuals or entities designated by Party A), PROVIDED THAT Party B may exchange his shares in ASI for those of Paperclip Software Inc. (“PSI”), pursuant to the exchange agreement dated November 6, 2006 by and between Party B, PSI and ASI Company (the “Exchange Agreement”). Upon completion of this Exchange Agreement, all provisions herein relating to the Equity Shares, ASI Company and Party B shall apply to the equity shares of PSI owned by Party B pursuant to the Exchange Agreement.

5. Party B hereby acknowledges that he will continue to perform upon this Agreement even if one or more than one of the Proxy Holders do not hold the equity interests of ASI Company any more.

6. Party B hereby acknowledges that he will withdraw the appointment of the persons designated by Party A if Party A changes such designated persons and reappoints the substituted persons designated by Party A as the new Proxy Holders to exercise his shareholder's voting rights at the shareholder's meeting of ASI Company.

7. This Agreement has been duly executed by the parties' authorized representatives as of the date first set forth above and shall become effective upon execution.

8. This Agreement shall not be terminated prior to the completion of the acquisition of all of the equity interests in, or all assets of, ASI Company by Party A.

9. Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

10. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

11. This Agreement is executed in Chinese in two (2) copies; each Party holds one and each original copy has the same legal effect.

[No Text Below, Signature Page Only]

PARTY A: Jilin Dongsheng Weiye Science and Technology Co., Ltd.
/s/
Legal Representative/Authorized Representative (Signature):

PARTY B: Huakang Zhou
/s/
Legal Representative/Authorized Representative(Signature):

This Agreement is agreed and accepted by:
American Sunrise International, Inc

Legal Representative/Authorized Representative (Signature):

SCHEDULE A

	Common Shares	Preferred Shares
Aidong Yu	9746847	946275
Dandan Yu	919799	89298
Chunxiao Zou	919799	89298
Yanjun Huang	551880	53579
Yuliang Xie	551880	53579
Yanping Yu	551880	53579
Qiang Sui	551880	53579
Aiping Yu	551880	53579
Yunxiao Zou	367919	35719